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                                                                     Exhibit 5.1


                       [LETTERHEAD OF PROSKAUER ROSE LLP]
                                                              September 27, 2002

Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319

Ladies and Gentlemen:

      We have acted as special counsel to Gray Television, Inc., a Georgia corporation (the "Company"), in connection with the proposed offer by the Company of 27,500,000 shares of Common Stock, no par value, that have been registered under the Securities Act of 1933, as amended (the "Offered Stock") and as defined in the Company's Prospectus Supplement filed on September 27, 2002 (the "Prospectus Supplement") supplementing the Registration Statement on Form S-3 (Registration No. 333-88694) filed with the Securities and Exchange Commission on May 20, 2002 and amended on July 15, 2002 (collectively, "the Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act.

      In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth below. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

      Based upon and subject to the foregoing, we are of the opinion that the Offered Stock is duly and validly authorized and issued, is fully paid and nonassessable, and was not issued in violation of or subject to any preemptive rights. The Offered Stock has been duly and validly authorized and, when delivered by the Company in accordance with the underwriting agreement by and among Gray Television, Inc. and the underwriters named therein, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights.

      This opinion is limited to the federal law of the United States, the Delaware General Corporation Law and the laws of the state of New York.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to Form 8-K. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus Supplement.


                                                Very truly yours,


                                                /s/ Proskauer Rose LLP